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                                                                   Exhibit 10.29

                     LEASE AGREEMENT WITH OPTION TO PURCHASE

         THIS LEASE AGREEMENT ("Lease") is made and entered into as of the 1st day of August, 1997, by and between ROBERT SIERKS, TRUSTEE U/T/D June 21, 1995 ("Lessor") and SINTERLOY CORPORATION, a Delaware corporation ("Lessee").

                                   WITNESSETH:

1 PREMISES. Lessor, for and in consideration of the covenants hereinafter contained and made on the part of the Lessee, does lease to the Lessee certain premises located at 8104 North Solon Road, Solon Mills, Illinois 60080, as more particularly described in Exhibit "A" attached hereto (the "Premises"), consisting of an approximate 3.7 acre lot improved with a one-story masonry building containing approximately 41,586 square feet (as may be further expanded or improved, the "Building").

2 INITIAL TERM. The initial term of this Lease shall be for a period of five (5) years, commencing as of August 1, 1997 (the "Commencement Date"), and ending July 31, 2002 (the "Initial Term").

3 OPTIONS FOR RENEWAL TERMS. Lessee shall have the option to renew this Lease for two (2) consecutive renewal terms of five (5) years each, on the same terms and conditions as herein provided, except that (a) the Base Rent shall be adjusted as provided below, and (b) there shall be no purchase option available during the renewal terms. If Lessee desires to exercise a renewal option granted herein it must deliver written notice to Lessor not less than one hundred and twenty (120) days prior to the expiration of the Initial Term or the then current renewal term of Lessee's intent to renew. The Initial Term and any renewal terms are hereinafter referred to herein as the "Term." The Base Rent for the first renewal term shall be increased by the lesser of (a) the percentage change in the Consumer Price Index during the Initial Term, or (b) 17.5%. The Base Rent for the second renewal term shall be increased by the percentage change in the Consumer Price Index from the Commencement Date through the end of the first renewal term. As used in this Lease, the "Consumer Price Index" shall mean the Consumer Price Index Detailed Report, All Items, Chicago, Illinois-Northwestern Indiana, published by the Bureau of Labor Statistics of the United States Department of Labor.

4 BASE RENT. For the Initial Term, Lessee shall pay to Lessor as and for Base Rent the sum of $114,361.50 per annum ($2.75 per square foot) payable in equal monthly installments of $9,530.13 payable in advance on the Commencement Date and on the same day of each month thereafter. Lessee shall cause payment of the Base Rent and all other charges due hereunder to be made without offset or deduction to Lessor at its address stated herein or to such


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other person or at such other address as Lessor may from time to time designate in writing to Lessee. Any amounts not paid within five (5) days of the date the same is due hereunder shall bear interest from the date due until the date received by Lessor at the rate of twelve percent (12%) per annum. The parties agree that such late charges represent a fair and reasonable estimate of the cost Lessor will incur by reason of late payment by Lessee.

5 CONDITION OF PREMISES. Lessor shall deliver the Premises to Lessee in good condition with all mechanical components in good operating condition and all structural components sound. If the Premises do not comply with the foregoing described condition on the Commencement Date, Lessee shall so notify Lessor in writing setting forth with specificity the nature and extent of such non-compliance. Lessor, at its expense, shall promptly rectify any such non-compliance. If Lessee does not give Lessor written notice of non-compliance within thirty (30) days after the Commencement Date, Lessee shall be conclusively deemed to have accepted the Premises as satisfying the above described condition, and any correction of any non-compliance shall be the obligation of Lessee at Lessee's cost and expense. Notwithstanding any provision herein to the contrary, Lessor shall be responsible to promptly repair, at Lessor's sole expense, any damage to or defect in the structural portions of the Building including the roof, the foundation, and interior and exterior walls, which damage or defect existed at the time this Lease was entered into, and was not caused by the acts or omissions of Lessee.

6 USE OF PREMISES. Lessee shall use and occupy the Premises only for the purpose of engaging in the manufacture of friction and powdered metal products and activities incidental thereto and any other activities to which Lessor may agree in writing, which agreement will not be unreasonable withheld.

7 NET LEASE. It is the understanding and agreement of the parties that this is a net lease. Lessee shall be responsible for and pay all charges for Real Property Taxes, utilities used upon or furnished to the Premises and all costs of operating, maintaining and repairing the Premises. Without limiting the foregoing:

         7.1 Lessee's Obligations. Subject to the provisions of Section 5, Lessee shall at Lessee's sole cost and expense and at all times keep the Premises and every part thereof in good order, condition and repair, structural and non-structural (whether or not the need for such repairs occurs as a result of Lessee's use or any prior use, the elements or the age of the Premises or any other cause), including, without limiting the generality of the foregoing, all equipment or facilities serving the Premises, such as plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, boilers, fired and un-fired pressure vessels,


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fire sprinkler and/or standpipe and hose or other automatic fire extinguishing system, including fire alarm and/or smoke detection systems and equipment, fire hydrants, fixtures, walls (interior and exterior), foundations, ceilings, roofs, floors, windows, doors, plate glass, skylights, signs, sidewalks and parkways located in, on or about the Premises. Lessee shall not cause or permit any Hazardous Substance (as hereinafter defined) to be spilled or released in, on, under or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee's expense, take all investigatory and/or remedial action reasonably recommended whether or not formally ordered or required for the cleanup of any contamination of and for the maintenance, security and/or monitoring of the Premises, the elements surrounding same, or neighboring properties, that was caused or materially contributed to by Lessee or pertaining to or involving any Hazardous Substance and/or storage tank brought onto the Premises by or for Lessee or under its control. Lessee in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices. Lessee's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. As used in this Lease, the term "Hazardous Substances" has the meanings assigned to it in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended and, in addition, will include fuel oil and petroleum and any constituent thereof and any petroleum-based product.

         7.2 Lessor's Obligations. Except for the undertakings of Lessor contained in Section 5, it is intended by the parties hereto that Lessor shall have no obligation in any manner whatsoever to repair and maintain the Premises, the improvements located thereon, or the equipment therein, whether structural or non-structural, all of which obligations are intended to be that of Lessee. It is the intention of the parties that the terms of this Lease govern the respective obligations of the parties as to maintenance and repair of the Premises. Lessee and Lessor expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease with respect to or which affords Lessee the right to make repairs at the expense of Lessor or to terminate this Lease by reason of any needed repairs.

8. REAL PROPERTY TAXES. As used herein the term "Real Property Taxes" shall include any form of real estate taxes or assessments, general, special, ordinary or extraordinary, and any license fees, commercial rent taxes, improvement bonds, levy or tax (other than inheritance, income or estate taxes) accruing during the Term of this Lease and imposed upon the Premises for any reason by any authority having the power to levy such assessments or taxes. Lessee shall pay to Lessor an amount equal to all Real Property


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Taxes within ten (10) days of notice from Lessor of the amount of such Real
Property Taxes coming due.

9 INSURANCE. Lessee shall maintain, with responsible licensed companies reasonably satisfactory to Lessor: (i) commercial general liability insurance insuring Lessee and naming Lessor as an additional insured, against all claims, demands, or actions for injury to or death of one or more than one person arising from any one occurrence with limits during the Initial Term of not less than $1,000,000 single occurrence and $2,000,000 aggregate; and (ii) fire and extended coverage insurance on the Building, including vandalism and malicious mischief, which fire and extended coverage insurance shall be in an amount not less than $1,000,000, and shall name Lessor as a loss payee and additional insured. For each renewal term the insurance coverage specified above shall be increased or decreased by the percentage change in the Consumer Price Index from the commencement date of the Initial Term or previous renewal term through the last month of the fifth year of such Initial Term or renewal term. Lessee, at Lessee's sole option and expense, may also obtain a replacement cost endorsement insuring furniture, furnishings, contents, merchandise, and any other personal property of Lessee located within the Premises.

10 CAPITAL REPAIRS AND IMPROVEMENTS - UTILITY INSTALLATIONS; TRADE FIXTURES; ALTERATIONS. Subject to the provisions of this Section, Lessee may, at Lessee's sole expense, install and construct such fixtures and improvements in and to the Premises as Lessee deems necessary or desirable to facilitate the operation of Lessee's business ("Lessee's Improvements").

         10.1   Definitions:
                           10.1.0.1 "Utility Installations" is used in this
Lease to refer to all carpeting, window coverings, air lines, power panels, electrical distribution, security, fire protection systems, wiring and cabling, lighting fixtures, heating, ventilating, and air conditioning equipment, plumbing, and fencing, in, on or about the Premises.
                           10.1.0.2 "Trade Fixtures" shall mean Lessee's
machinery and equipment that can be removed without doing material damage to the Premises.
                           10.1.0.3 "Alterations" shall mean any modification of
the improvements on the Premises made by Lessee other than Utility Installations or Trade Fixtures, whether by addition or deletion.

         10.2 Lessee shall not make any Alterations or Utility Installations in, on, under or about the Premises without Lessor's prior written consent, which consent shall not be unreasonably withheld. Lessee may, however, make non-structural Utility Installations and Alterations to the interior of the Premises


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(excluding the roof), as long as they do not involve puncturing, relocating or removing the roof or any existing walls, and the cumulative cost thereof during the term of this Lease as extended does not exceed $25,000.

         10.3 Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of Lessor shall be presented to Lessor in written form with proposed detailed plans. All consents given by Lessor, shall be deemed conditioned upon: (i) Lessee's acquiring all applicable permits required by governmental authorities; (ii) the furnishing of copies of such permits together with a copy of the plans and specifications for the Alterations or Utility Installations to Lessor prior to commencement of the work thereon; and (iii) the compliance by Lessee with all conditions of said permits in a prompt and expeditious manner. Any Alterations or Utility Installations by Lessee during the term of this Lease shall be done in a good and workmanlike manner, with good and sufficient materials, and in compliance with all Applicable Laws (as hereinafter defined). Lessee shall promptly upon completion thereof furnish Lessor with as-built plans and specifications therefor.

         10.4 Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises which claims are or may be secured by any mechanics' or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in, on or about the Premises and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand then Lessee shall at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgement that may be rendered thereon before the enforcement thereof against Lessor or the Premises. In addition, Lessor may require Lessee to pay Lessor's attorney's fees and costs in participating in such action if Lessor shall decide it is to its best interest to do so.

         10.5 All Alterations and Utility Installations made to the Premises by Lessee shall be the property of and owned by Lessor.

11 COMPLIANCE WITH LAWS. During the term of this Lease, Lessee shall comply in all material respects with all present and future laws, acts, rules, requirements, orders, directions of proper public officers, ordinances and regulations concerning Lessee's occupancy of the Premises or any part thereof, or the use thereof (collectively, "Applicable Laws").

12 LESSEE'S COVENANTS. In addition to its other covenants


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contained herein, Lessee covenants and agrees as follows:

         12.1 Lessee, upon the expiration or termination of this Lease, shall remove its goods and effects and those of all persons claiming under it, shall repair any damage caused by such removal, and shall yield up the same peaceably to Lessor in good order and repair and otherwise in the same condition as at the commencement of the Term, except for reasonable wear and tear. "Reasonable wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Lessee performing all of its obligations under this Lease. Except as otherwise agreed or specified in writing by Lessor, the Premises, as surrendered, shall include the Utility Installations. The obligations of Lessee shall include the repair of any damage occasioned by the installation, maintenance or removal of any Alterations and/or Utility Installations, as well as the removal of any storage tank installed by or for Lessee or those claiming through it, and the removal, replacement, or remediation of any soil, material or ground water contaminated by Lessee or those claiming through it, all as may then be required by applicable law and/or good service practice.

         12.2 Lessee shall permit Lessor and its agents on reasonable notice and at reasonable times to examine the Premises.

         12.3 Lessee shall use and occupy the Premises in a careful, safe and proper manner and shall keep the Premises in a clean, safe and healthy condition in accordance, in all material respects, with all Applicable Laws. Lessee shall not permit the Premises to be used for any unlawful purpose, commit any waste thereof or commit any nuisance.

         12.4 Lessee shall not cause or permit the creation or filing of any lien upon the Premises or any portion thereof which is not released, satisfied or otherwise removed of record within ninety (90) days after its filing.

         12.5 If Lessee shall fail to perform any of its obligations hereunder, Lessor may thereafter, without thereby waiving any obligation of Lessee or any default, make the payment or perform or comply with the agreement, the nonpayment, nonperformance or noncompliance with which constituted such failure by Lessee, and the amount of such payment and the amount of the reasonable expenses of Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, shall be payable by Lessee upon demand.

13 SUBLETTING AND ASSIGNMENT. Lessee shall not sublet the Premises or any part thereof, or assign this Lease, without in each case having first obtained the written consent of Lessor, which consent shall not be unreasonably withheld. Any consent by

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Lessor to any assignment or subletting shall not constitute waiver of the necessity of such consent to any subsequent assignment or subletting and shall not relieve Lessee of any of its obligations or liability hereunder.

14 DAMAGE OR DESTRUCTION OF THE PREMISES. In the event of partial damage to or destruction of the Premises, Lessor shall proceed with all reasonable speed to repair such damage or


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destruction and to restore the Premises as nearly as practicable to their condition immediately preceding such damage or destruction, provided that such damage or destruction: (a) does not exceed fifty percent (50%) of the replacement cost of the Premises; (b) does not, in Lessee's reasonable judgment, interfere with the operation of Lessee's business; and (c) could, in Lessor's reasonable judgment, reasonably be repaired within ninety (90) days from the occurrence thereof from the proceeds of insurance required to be carried by Lessee as required by this Lease. Absent any of the conditions set forth in (a),
(b) or (c) of this paragraph, this Lease may be terminated at the option of either party. If this Lease is terminated as herein provided, both parties shall be released from further liability hereunder, without prejudice, however, to any rights accruing to either party prior to the date of such termination; provided, however, that if Lessee fails to insure the Premises as herein required, Lessee shall be obligated at its expense to restore the Premises to the condition required by this Lease in the event of any whole or partial damage to or destruction thereof.

15 APPROPRIATION. If the Premises or any part thereof shall be taken for any public use or purpose through eminent domain or condemnation proceedings, and such taking will materially interfere with Lessee's use and enjoyment of the Premises, this Lease shall, at the election of Lessee, terminate effective as of the date that possession of the Premises, or any portion thereof, shall be taken by such public authority, and Lessee shall pay rent up to that date, with an appropriate refund by Lessor of any rent paid in advance for a period subsequent to such date. All compensation awarded for any taking under power of eminent domain or condemnation, whether for the whole or part of the Premises, shall be the sole property of Lessor, and Lessee hereby assigns to Lessor all of Lessee's right, title and interest in and to all of such compensation, provided, however, that Lessor shall not be entitled to any award made directly to Lessee for loss of business or depreciation of and cost of removal of fixtures. In the event of a partial taking of the Premises following which neither Lessor nor Lessee elects to terminate this Lease, this Lease shall continue in full force and effect with respect to the portion of the Premises not so taken and a proportionate allowance shall be made in the rents due hereunder.

16 INDEMNIFICATION. Lessee shall indemnify, defend and hold harmless Lessor from and against any and all costs, expenses, fines, suits, proceedings, claims, demands and actions of any kind or nature of anyone whomsoever, including without, limitation, any accident, injury or damage to any person or property, arising out of, occasioned by or in any way connected with the occupation or use of the Premises by Lessee, including without limitation actual or alleged violations of any environmental laws by Lessee affecting the Premises. Lessor shall indemnify, defend and hold harmless Lessee from and against any and all costs, expenses, fines, suits, proceedings, claims, demands and actions of any kind or nature of anyone whomsoever,


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including, without limitation, any accident, injury or damage to any person or property, arising out of, occasioned by or in any way connected with actions and/or conduct of Lessor prior to the date of this Lease, including without limitation actual or alleged violations of any environmental laws regarding the Premises.

17 DEFAULT BY LESSEE. If (a) Lessee shall fail to pay rent or any other charges hereunder within ten (10) days after written notice that same is past due; (b) Lessee shall at any time be in default of any other non-monetary terms, obligation or provisions of this Lease and shall fail to remedy such default within thirty (30) days after receipt of written notice thereof (but Lessee shall not be deemed in default if such default in the performance of such terms or provisions cannot be cured in thirty (30) days and Lessee commences to remedy such default within said thirty (30) day period and proceeds therewith with due diligence until completion); (c) Lessee shall file or have filed against it a petition under the U.S. Bankruptcy Code or state insolvency laws or shall make an assignment for the benefit of creditors, or if a receiver of any property of Lessee be appointed in any action, suit or proceeding by or against Lessee and not removed within thirty (30) days after appointment; (d) the interest of Lessee in the Premises shall be sold under execution or other legal process, or if the Premises are sublet or this Lease is assigned without Lessor's consent in violation of this Lease; (e) Lessee shall commit waste; (f) Lessee shall vacate or abandon the Premises; or (g) any governmental agency shall commence any forfeiture proceedings against Lessee, then, in any such event, Lessor may, in addition to all other legal and equitable remedies which it may be entitled to enforce, terminate this Lease, re-enter the Premises by summary proceedings, commence proceedings in forcible entry and detainer, eviction, or otherwise, and dispossess Lessee, in which event all rents and additional charges due hereunder for the remainder of the Term shall be accelerated and become immediately due.

18 OPTION TO PURCHASE. Lessor hereby grants to Lessee the exclusive option to purchase the Premises during the Initial Term so long as no event of default by Lessee has occurred and is continuing. Lessee may exercise the option at any time during the Initial Term by giving Lessor ninety (90) days written notice of intent to exercise the option to purchase granted herein. The Purchase Price for the Premises shall be Nine hundred thousand dollars ($900,000), increased by the percentage change in the Consumer Price Index from the date hereof through the last day of the calendar month next preceding the month in which the closing of the sale and purchase of the Premises takes place. Notwithstanding the foregoing, however, in no event shall the Purchase Price of the Premises increase by more than three and one half percent (3.5%) per annum. Closing shall occur at the offices of Lessor's counsel within ninety days of Lessor's receipt of Lessee's notice of exercise of the Purchase Option or at such other time and place as the parties may mutually agree. At closing the Lessee shall be entitle to a credit against the

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Purchase Price in an amount equal to thirty percent (30%) of the total Base Rent paid by Lessee to Lessor under this Lease as of the date of closing. At closing Lessor shall convey title to the Premises to Lessee or its designee free and clear of all liens and encumbrances except those caused by the acts or omissions of Lessee or those acting through or under Lessee, and Lessee shall pay Lessor the Purchase Price in immediately available funds. Lessor and Lessee shall each pay one-half (1/2) of all title, survey and escrow fees associated with Lessee's purchase of the Premises.

19 NOTICES. If at any time it shall become necessary for one of the parties hereto to serve any notice, demand or communication upon the other party it shall be in writing, sent by certified mail, return receipt requested, and addressed to such party as follows or at such other address as may be subsequently designated in writing:

If to Lessor:                       Robert Sierks
                                    448 West Hawthorne Court
                                    Lake Bluff, Illinois 60044

If to Lessee:                       Sinterloy, Corporation.
                                    200 Public Square, Suite 30-5000
                                    Cleveland, Ohio 44114

20 MEMORANDUM OF LEASE. Lessor and Lessee shall execute a recordable Memorandum of Lease, in the form attached hereto as Exhibit "B".

21 SUCCESSORS AND ASSIGNS. This Lease shall inure to the benefit of and be binding upon the heirs, administrators, successors and permitted assigns of the respective parties hereto.

22 LESSOR'S COVENANTS. Lessor covenants with Lessee that so long as Lessee shall perform its obligations hereunder:

         22.1 Lessee shall have and enjoy the exclusive, quiet and peaceful enjoyment of the Premises, free of any claim by anyone claiming by, through, or under Lessor; and

         22.2 Lessor shall not cause or permit the creation or filing of any lien upon the Premises or any portion thereof which interferes with Lessee's use and enjoyment of the Premises in accordance with the terms hereof.

23 REPRESENTATIVE CAPACITY. Each person executing this instrument in a representative capacity personally warrants that he and or she is duly authorized to execute and deliver this instrument on behalf of such entity and that the same constitutes a binding obligation of such entity, enforceable in accordance with its terms against such entity.

24 HOLDING OVER. If Lessee retains possession of the Premises


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or any part thereof after the expiration or termination of the Term by lapse of time or otherwise, then Lessor may, at Lessor's option at any time after the expiration or termination of the Term, serve written notice upon Lessee that such holding over constitutes either (a) renewal of this Lease for one year, and from year to year thereafter, at double the Base Rent then applicable for such period, or (b) creation of a month to month tenancy, upon the terms of this Lease except at double the monthly Base Rent then in effect, or (c) creation of a tenancy at sufferance, at a daily rental determined by dividing the then current annual Base Rent by 365 and multiplying the result by two. If no such written notice is served then a tenancy at sufferance with a daily rental rate as stated at (c) above shall have been created. In addition to the foregoing, Lessee shall also pay to Lessor all damages sustained by Lessor resulting from retention of possession by Lessee. If a tenancy at suffrage is created pursuant to the provisions of this Section, it shall be in addition to any other rights or remedies that Lessor may have under this Lease or at law or in equity and shall not act as a bar to Lessor immediately enforcing all such rights and remedies.

25 NONWAIVER. Waiver by a party of any breach of any provision of this Lease shall not be considered as a waiver of any other or subsequent breach.

26 GOVERNING LAW. This Lease shall be governed and construed under the laws of the State of Illinois.

27 MISCELLANEOUS.

         27.1 Entire Agreement and Amendments. This Lease is and shall be considered to be the only agreement between the parties hereto and their representatives and agents. All negotiations and oral and written agreements acceptable to both parties have been merged herein and are included herein. There are no other representations or warranties between the parties and all reliance with respect to representations is solely upon the representations and agreements contained in this document. No agreement shall be effective to change, modify or terminate this Lease in whole or in part unless such agreement is in writing and duly signed by both Lessor and Lessee.

         27.2 Interpretation. The necessary grammatical changes required to make the provisions of this Lease apply to the plural sense where there is more than one Lessee and to either corporations, associations, partnerships, or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

         27.3 Severability. No provision of this Lease shall be construed or interpreted in any manner which would render such provision invalid. If any provision of this Lease is held to be invalid, such invalid provision shall be deemed to be severable from and shall not affect the validity of the remainder of this


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Lease.

         27.4 Terms Binding. All covenants, promises, conditions, representations, and agreements herein contained shall be binding upon, apply and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns; provided, however, that this provision shall not give Lessee any greater rights of assignment or transfer than are contained in other provisions of this Lease.

         27.5 Parties to Act in Commercially Reasonable Manner. Unless expressly otherwise provided in this Lease, both the parties shall act in a commercially reasonable manner and shall provide approvals or consents in a timely and prompt manner.

         27.6 Effect of Expiration and Termination. The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises and shall not effect any other rights or obligations of the parties resulting from acts or omissions prior to such expiration or termination, including without limitation, Lessee's obligation to pay to Lessor any Real Property Taxes.

         27.7 Other Agreements. Nothing contained in this Lease, and no action taken under this Lease, shall affect the rights or obligations of the parties under any other agreement between the parties.

         27.8 Counterparts. For the convenience of the parties, any number of counterparts of this Lease may be executed by any one or more of the parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original, but all of the counterparts shall constitute, and shall be deemed to constitute, in the aggregate but one and the same instrument.

         IN WITNESS WHEREOF, the Lessor and the Lessee have caused this Lease to be signed in duplicate as of the date first above written.

Signed and Acknowledged                    "Lessor"
in the Presence of:

                                           /s/ Robert Sierks
-------------------------------      -------------------------------------
                                           Robert Sierks, Trustee u/t/d



                                           "Lessee"
                                           Sinterloy, Corporation, a
                                           Delaware corporation

                                     By:  /s/ Thomas A. Gilbride
-------------------------------           --------------------------------

                                     Title: Vice President - Finance
-------------------------------             ------------------------------


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STATE OF __________________ )
                            )   SS:
COUNTY OF _________________ )

         The foregoing instrument was acknowledged before me by Robert Sierks, Trustee u/t/d, who acknowledged that the foregoing was his true signature and his free act and deed.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at this day of , 1997.

NOTARY PUBLIC

------------------------------


STATE OF __________________ )
                            )   SS:
COUNTY OF _________________ )

         The foregoing instrument was acknowledged before me by _______________ __________ the ____________________________________ of Sinterloy, Corporation.,
a Delaware corporation, who acknowledged that the foregoing was his true signature and his free act and deed individually, and on behalf of said corporation.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at this __ day _______ of , 1997.

NOTARY PUBLIC


----------------------------




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                    EXHIBIT A TO LEASE AGREEMENT WITH OPTION
                TO PURCHASE BETWEEN ROBERT SIERKS, TRUSTEE u/t/d/
                 AND SINTERLOY CORPORATION DATED AUGUST 1, 1997


PART OF THE SOUTHWEST QUARTER OF SECTION 23, TOWNSHIP 46 NORTH, RANGE 8 EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS: BEGINNING AT THE SOUTHWEST CORNER OF SAID SECTION; THENCE EAST ALONG THE SOUTH LINE OF SAID SECTION, 870.7 FEET; THENCE NORTH ON A LINE PARALLEL WITH THE WEST LINE OF SAID SECTION TO THE SOUTHWESTERLY LINE OF THE RIGHT OF WAY OF THE CHICAGO, MILWAUKEE, AND ST. PAUL RAILWAY; THENCE NORTHWESTERLY ALONG SAID LAST DESCRIBED LINE TO THE WEST LINE OF SAID SECTION; THENCE ALONG SAID WEST LINE TO THE PLACE OF BEGINNING, IN MCHENRY COUNTY, ILLINOIS.

COMMONLY KNOWN AS:         8104 North Solon Road, Solon Mills, Illinois


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B - Memorandum of Lease as agreed upon by counsel.









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